                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                PERCEPTRON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              DAVID W. GEISS, ESQ.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

[PERCEPTRON LOGO]

                  47827 Halyard Drive
                  Plymouth, Michigan 48170-2461
                  (734) 414-6100    Facsimile: (734) 414-4700

                                                                October 29, 2001

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders to be held on Friday, December 7, 2001, at 9:00 a.m., local time, at 47827 Halyard Drive, Plymouth, Michigan 48170.

    The attached notice of the meeting and Proxy Statement describe the items of business to be transacted: (a) the election of seven directors, (b) the approval of an amendment to the Company's 1992 Stock Option Plan which extends the expiration date to make new grants under the 1992 Plan from April 20, 2002 to April 20, 2012 (the "1992 Plan Amendment"), and (c) such other business as may properly come before the meeting or any adjournment thereof.

    The enclosed Proxy Statement offers a more complete description of the 1992 Plan Amendment. The Board of Directors encourages you to read the Proxy Statement carefully.

    THE BOARD OF DIRECTORS BELIEVES IT IS IMPORTANT THAT THE 1992 PLAN AMENDMENT BE ADOPTED, AND WE NEED YOUR VOTE.

    After the formal business session, there will be a report to the shareholders on the progress of the Company along with a discussion period. I look forward to seeing you at the Annual Meeting and hope you will make plans to attend. Whether you plan to attend the meeting, I urge you to sign, date and return your proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States. Returning the proxy will not affect your right to attend the meeting or your right to vote in person.

                                        Sincerely,


                                        /s/ ALFRED A. PEASE



                                        Alfred A. Pease
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

                               [PERCEPTRON LOGO]


                                PERCEPTRON, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 7, 2001



    The Annual Meeting of Shareholders of Perceptron, Inc., a Michigan corporation, will be held on Friday, December 7, 2001, at 9:00 a.m., local time, at 47827 Halyard Drive, Plymouth, Michigan 48170 for the following purposes:

    1. To elect seven directors to serve until the 2002 Annual Meeting of Shareholders.

    2. To approve and adopt an amendment to the Company's 1992 Stock Option Plan which extends the expiration date to make new grants under the 1992 Plan from April 20, 2002 to April 20, 2012 (the "1992 Plan Amendment").

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on October 19, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A certified list of shareholders entitled to vote at the meeting will be available for examination by any shareholder during the meeting at the corporate offices at 47827 Halyard Drive, Plymouth, Michigan 48170.

                                       By the Order of the Board of Directors


                                       /s/ THOMAS S. VAUGHN


                                       Thomas S. Vaughn, Secretary
47827 Halyard Drive
Plymouth, Michigan 48170
October 29, 2001


    THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT, AND YOUR COOPERATION IN PROMPTLY RETURNING YOUR MARKED, DATED AND SIGNED PROXY WILL BE APPRECIATED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOUR PROXY WILL, HOWEVER, HELP TO ASSURE A QUORUM AND TO AVOID ADDED PROXY SOLICITATION COSTS.

                                 PROXY STATEMENT

                                PERCEPTRON, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 9:00 A.M. ON DECEMBER 7, 2001

                                  INTRODUCTION

    This Proxy Statement and the accompanying form of proxy, which were first mailed to shareholders on approximately October 29, 2001, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Perceptron, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the corporate offices of the Company on Friday, December 7, 2001, at 9:00 a.m., local time, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The corporate offices of the Company are located at 47827 Halyard Drive, Plymouth, Michigan 48170, and the Company's telephone number is (734) 414-6100.

    Only holders of record of the Company's Common Stock, $0.01 par value (the "Common Stock") at the close of business on October 19, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 8,185,439 shares of Common Stock outstanding and entitled to vote. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. See "Further Information -- Share Ownership of Management and Certain Shareholders" for a description of the beneficial ownership of the Common Stock.

    Directors, officers and other employees of the Company may solicit, without additional compensation, proxies by any appropriate means, including personal interview, mail, telephone, courier service and facsimile transmissions. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's Common Stock to forward proxy soliciting material to the beneficial owners of such shares and the Company will reimburse such record holders for their reasonable expenses incurred in connection therewith. The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of Meeting, Proxy Statement, form of proxy and any other soliciting material, as well as the cost of forwarding such material to the beneficial owners of Common Stock, will be borne by the Company. Only one Proxy Statement will be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request from a shareholder who shares an address with another shareholder, the Company shall deliver a separate copy of the Proxy Statement. In the future, shareholders can call or write the Company for a separate annual report or proxy statement at (734) 414-6100 or 47827 Halyard Drive, Plymouth, Michigan 48170-2461. Similarly, those shareholders who share an address and wish to receive only one copy of the annual report or proxy statement when they are receiving multiple copies can also call or write the Company at the number and address given above.

    Shares represented by a duly executed proxy, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder thereon if the proxy is received by the Company before the close of business on December 6, 2001. Shares represented by a proxy received after December 6, 2001 will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before the vote of shareholders is taken. A proxy also gives Messrs. Pease, Garber and Vaughn discretionary authority to vote all shares of Common Stock represented by the proxy on any other matter that is properly presented for action at the meeting; however, the Board of Directors does not intend to present any other matters at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at the Company's corporate offices at or before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

    Abstentions, and withheld votes with respect to the election of directors, are counted only for purposes of determining whether a quorum is present at the 2001 Annual Meeting. Broker non-votes are not counted for any purpose. Directors are elected by a plurality of the votes cast, so that only votes cast "for" directors are counted in determining which directors are elected. Approval of the proposal to amend the 1992 Stock Option Plan requires a majority of the votes cast on the matter. For purposes of determining the number of votes cast with respect to the proposal to amend the 1992 Stock Option Plan, only those cast "for" or "against" are included, and abstentions and broker non-votes are not counted for this purpose.

                       MATTERS TO COME BEFORE THE MEETING

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

    At the Annual Meeting, Shareholders will be asked to elect a board of seven directors to hold office, in accordance with the Bylaws of the Company, until the 2002 annual meeting and until the election and qualification of their successors, or until their resignation or removal. The following table sets forth information regarding the nominees for election to the Company's Board of Directors. The shares represented by properly executed proxies will be voted in accordance with the specifications made therein. PROXIES WILL BE VOTED "FOR" THE ELECTION OF SUCH NOMINEES UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD. If a nominee is unable to serve or, for good cause, will not serve, the proxy confers discretionary authority to vote with respect to the election of any person to the Board. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected to the Board of Directors. Shares may not be voted cumulatively for the election of directors.

    The nominees named below have been selected by the Board of Directors of the Company. The following information with regard to business experience has been furnished by the respective nominees for director.

                                                          POSITION, PRINCIPAL OCCUPATIONS
      NAME AND AGE                                            AND OTHER DIRECTORSHIPS

David J. Beattie, 59....      Mr. Beattie has been a director of the Company since 1997. Mr. Beattie has been
                              President of McNaughton-- McKay Electric Company ("MME") since February 2001, and prior to that time, from September 2000 to February 2001, was Chief Operating Officer
                              of MME. From February 1997 to September 2000, he was Senior Vice President, Sales and
                              Marketing of MME, where he was responsible for all sales and marketing activities, strategic planning, engineering and related services.  He has been employed by MME since 1978 in various capacities including Chief Engineer, Sales Manager and Vice
                              President.  MME is a distributor of industrial automation products and services. Mr.
                              Beattie served as a director of Trident Systems, Inc. prior to its acquisition by the
                              Company in April 1997.

Kenneth R. Dabrowski, 58      Mr. Dabrowski has been a director of the Company since 1999. Mr. Dabrowski has been
                              President of the Durant Group, L.L.C., a management consulting firm since December
                              2000, and has been a member of the faculty at Massachusetts Institute of Technology since June 1999. Mr. Dabrowski was Vice President, Quality and Process Leadership,
                              Ford Automotive Operations of Ford Motor Company from September 1996 to January 1999 where he had global responsibility for Information Technology, Process Reengineering,
                              corporate and supplier quality and customer satisfaction.

Philip J. DeCocco, 63...      Mr. DeCocco has been a director of the Company since 1996. Mr. DeCocco has been
                              President of Sturges House, Inc., a company founded by Mr. DeCocco, since 1983.
                              Sturges House, Inc. offers executive recruiting and management consulting services in human resources, strategic planning, executive development and organization design and development to various companies.

W. Richard Marz, 58.....      Mr. Marz has been a director of the Company since 2000. Mr. Marz has been Executive
                              Vice President, ASIC Technology, LSI Logic Corporation, a semiconductor manufacturer, since July 2001. Prior to that, he was Executive Vice President, Geographic Markets,
                              LSI Logic Corporation from May 1996 to July 2001.

Robert S. Oswald, 60....      Mr. Oswald has been a director of the Company since 1996. Mr. Oswald was Chairman,
                              President and Chief Executive Officer of Robert Bosch Corporation, a manufacturer of automotive components and systems, and a member of the Board of Management of Robert
                              Bosch, GmbH from July 1996 to December 2000.

Alfred A. Pease, 55.....      Mr. Pease has been a director of the Company since 1996 and Chairman of the Board since July 1996. Since February 1996, Mr. Pease has been President and Chief Executive
                              Officer of the Company.

Terryll R. Smith, 51....      Mr. Smith has been a director of the Company since 1996. Mr. Smith has been President and Chief Executive Officer of Novation Environmental Technologies Inc., a water purification company, since January 2000. From December 1998 to August 1999, Mr. Smith
                              was President and Chief Executive Officer of picoNetworks, an integrated circuits and software services company. From February 1996 to March 1998, Mr. Smith was Group Vice
                              President, Sales and Marketing of Advanced Micro Devices, Inc., a manufacturer of integrated circuits.

                        BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors is responsible for direction of the overall affairs of the Company. Directors of the Company are elected to serve until their successors are elected. The Board of Directors and each committee thereof meet formally from time to time and also take action by consent resolutions. During the fiscal year ended June 30, 2001, the Board of Directors met a total of six times. All of the current directors who are standing for re-election, except for Mr. Dabrowski, attended at least 75% of the total meetings of the Board of Directors, and of any committee on which they served, held during the period in fiscal year 2001 in which they served as directors or members of any such committees.

    The Board of Directors has delegated certain authority to an Audit Committee, a Management Development, Compensation and Stock Option Committee and an Executive and Nominating Committee to assist it in executing its duties. The composition and principal functions of each Committee are as follows:

    Audit Committee. The Audit Committee is currently comprised of three outside members of the Board of Directors: Messrs. Dabrowski, Oswald and Smith. The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. The principal functions of the Audit Committee are the following: (i) review and nominate the accounting firm to be appointed as the Company's independent certified public accountants;
(ii) review the nature and extent of all services provided to the Company by such accountants and evaluate their fees and the effects of such services upon their independence; (iii) review the scope, purpose and procedures of the audit;
(iv) review the audited financial statements and the proposed footnotes to be included in the Company's Annual Report on Form 10-K and report annually to the Board of Directors whether the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission; (v) review with such accountants its experience, findings and recommendations upon completion of the audit; (vi) review the adequacy of the Company's internal accounting procedures and controls; and (vii) review and reassess annually the adequacy of the Audit Committee's charter. The Audit Committee held three meetings in fiscal year 2001.

    Management Development, Compensation and Stock Option Committee. The Management Development, Compensation and Stock Option Committee ("Management Development Committee") is currently comprised of three members of the Board of
Directors: Messrs. Beattie, DeCocco and Marz. Mr. Marz was appointed to the Management Development Committee in September 2000. The principal functions of the Committee are to review the Company's compensation programs, to establish the compensation programs for the Company's executive officers, to review and approve annual bonuses to be paid to such executive officers and to administer the Company's Stock Option Plans. The Committee met three times in fiscal year 2001.

    Executive and Nominating Committee. The Executive and Nominating Committee is currently comprised of three members: Messrs. Pease, Beattie and Oswald. The Committee is generally authorized to act on behalf of the Board of Directors between meetings of the Board. The Committee's duties also include recommending to the Board of Directors the nominees to stand for election as directors at each annual meeting of shareholders and recommending to the Board of Directors the directors to serve on the standing committees of the Board. Recommendations by shareholders of possible director nominees may be addressed to the Executive and Nominating Committee of the Board of Directors in care of the Secretary of the Company and will be forwarded to the Committee for consideration. The Committee did not meet in fiscal year 2001.

                             AUDIT COMMITTEE REPORT

         In accordance with its charter, which was approved and adopted by the Board of Directors on May 5, 2000 and is attached to this Proxy Statement as Appendix A, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the Board, the Company's independent auditors and the financial management of the Company. Each Audit Committee member is "independent," as defined in Rule 4200(a)(14) of the National Association of Securities Dealers Listing Standards.

         The Audit Committee received from the independent auditors and reviewed a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

         The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended June 30, 2001, including the quality of accounting principles and significant judgments affecting the financial statements.

         The Audit Committee has satisfied its responsibilities under its charter for the year ended June 30, 2001 and, based on the above-mentioned reviews and discussions with management and the independent auditors, recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission. Further, the Audit Committee recommended that the Board of Directors engage PricewaterhouseCoopers as the Company's independent auditors for the fiscal year ended June 30, 2002.

AUDIT COMMITTEE:

ROBERT S. OSWALD, CHAIR
KENNETH R. DABROWSKI
TERRYLL R. SMITH

              PROPOSAL 2 -- AMENDMENT TO THE 1992 STOCK OPTION PLAN

PROPOSED AMENDMENT TO THE 1992 PLAN

    The Company proposes to amend the 1992 Stock Option Plan (the "1992 Plan") to extend the expiration date of the 1992 Plan from April 20, 2002 to April 20, 2012 (the "1992 Plan Amendment"). The Board of Directors believes that the extension of the expiration date of the 1992 Plan for an additional ten years will assist the Company in its efforts to attract and retain highly-qualified executives and provide incentive to the Company's existing executive team.

    The amendment to extend the expiration date of the 1992 Plan to April 20, 2012 is necessitated by the fact that the 1992 Plan currently expires on April 20, 2002. If the 1992 Plan is not extended, no further grants will be permitted under the 1992 Plan beginning April 20, 2002. The expiration of the 1992 Plan at that time would severely restrict the Company's ability to attract and retain highly qualified individuals to serve as executive officers of the Company.

    The Company's executive officer and management compensation program reflects the Company's philosophy that executive compensation should be linked to performance. As a result, the Company's Management Development Committee has historically favored stock-based compensation incentives for the Company's executives, such as stock options which permit the executives to buy a specified number of shares of Common Stock at the fair market value on the date an option is granted. Such stock options gain value only if the price of the Common Stock increases above the exercise price.

    Further, as the Company grows, it has a continuing need to attract highly qualified executive candidates to meet the Company's personnel requirements. The Company utilizes stock options as part of a standard compensation package developed to attract such candidates.

    If the 1992 Plan is amended as proposed, the Company intends to continue to use stock options as a key component of its executive compensation program as described above.

    If the 1992 Plan Amendment to the 1992 Plan is not adopted, the Company will no longer be able to make new grants of options after April 20, 2002.

    Of the 2,414,286 shares available under the 1992 Plan, as of October 19, 2001, 419,684 shares are available for future grants, 946,665 are reserved for outstanding grants under the 1992 Plan and the remainder have been issued upon exercise of stock options previously granted under the 1992 Plan.

REQUIRED VOTE

    Approval of the proposed amendment to the 1992 Plan requires a majority of the votes cast on the matter. PROXIES WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN UNLESS OTHERWISE INDICATED ON THE PROXY.

THE 1992 STOCK OPTION PLAN

         The 1992 Plan was adopted by the Board of Directors on April 21, 1992 and approved by the shareholders on April 27, 1992 and has been amended on several occasions thereafter. Most recently the Plan was amended on August 10, 2001 to extend the expiration date of the 1992 Plan from April 20, 2002 to April 12, 2012. Such amendment is being submitted to the shareholders for approval at the Annual Meeting.

         As of October 19, 2001, an aggregate of 1,366,349 shares of the Common Stock are reserved for issuance upon the exercise of options granted under the 1992 Plan. If, for any reason, an option lapses, expires or terminates without having been exercised in full, the unpurchased shares covered thereby are again available for grants of options under the 1992 Plan. In addition, if the option is exercised by delivery to the Company of shares previously acquired pursuant to options granted under the 1992 Plan or for options granted prior to January 1, 1998, by an optionee through the retention by the Company of a portion of the option in payment of the exercise price of such option, then shares of Common Stock underlying the retained option and shares of Common Stock delivered in payment of the exercise price of an option as described above will again be available for grants of options under the 1992 Plan.

         Pursuant to the 1992 Plan, employees of the Company (approximately 300 persons) may be granted incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and other persons (including employees) may be granted nonqualified options to acquire Common Stock. The purpose of the 1992 Plan is to encourage employees of the Company and certain other persons to acquire Common Stock. The Company believes that stock option grants to employees help to provide an incentive for their continued employment, and to attract and retain highly qualified employees and otherwise more closely align the interests of the Company's employees with those of the Company and its shareholders.

         The 1992 Plan presently is administered by the Management Development Committee. Subject to the express provisions of the 1992 Plan, the Management Development Committee has authority, in its discretion, to determine which employees and other persons receive options, the times when options will be granted, the exercise price of each option, the period during which each option may be exercised, the number of shares subject to each option and the terms of the respective option agreements covering each option. At present, the Management Development Committee is only granting options under the 1992 Plan to the officers of the Company, although it may in the future grant options under the 1992 Plan to other key team members or other persons. The Management Development Committee may set aside a fixed number of shares of Common Stock out of the shares available under the 1992 Plan for grants by the President to employees of the Company who are not officers of the Company. Currently, the President does not have authority to grant options under the 1992 Plan.

         Stock options granted under the 1992 Plan are exercisable upon such terms within the parameters of the 1992 Plan as the Management Development Committee, in its discretion, may determine. No option granted under the 1992 Plan may be exercisable more than ten years from the date upon which it was granted. In addition, no option granted under the 1992 Plan may be exercisable within six months from the date of grant by persons subject to Section 16 (b) of the Securities Exchange Act of 1934, as amended. No ISO shall be exercisable by any employee who has not been in the continuous employ of the Company for a period of at least one year from the date of grant. Employees possessing more than ten percent of the voting stock of the Company are eligible to receive ISOs; provided, however, that the option price of ISOs granted to such employees shall not be less than 110% of the fair market value of the shares covered by the ISOs on the date of grant and such ISOs shall not be exercisable more than five years after the date of grant. The exercise price of nonqualified options granted under the 1992 Plan shall be no less than the fair market value of the Common Stock on the date of grant. The last reported sale price of the Common Stock, as quoted on The Nasdaq Stock Market's National Market (the "Nasdaq National Market"), on October 19, 2001 was $0.95 per share.

         The exercise price is payable in full in cash at the time of purchase; or in shares of Common Stock, (but generally, only if such shares have been owned for at least six months); or, in the case of nonqualified stock options or in the case of ISOs issued on or after May 21, 1993, the exercise price may be paid by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the participant's broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm ("cashless exercise" procedure); or, in the case of nonqualified stock options or in the case of ISOs issued on or after October 21, 1994, or before January 1, 1998, the option exercise price may be paid through the retention by the Company of shares of Common Stock which would otherwise be transferred to the optionee upon the exercise of exercisable options, with such retained shares having a value equal to the difference between the fair market value of the shares being retained (determined as of the date of exercise of the options), less the exercise price of such options (but generally, only if the optionee then owns, and has owned for at least six months, at least an equal number of shares of Common Stock as the option shares being retained) or, in the case of ISOs issued prior to January 1, 1997, may be paid in three installments as hereinafter provided or, a combination of the foregoing. In the event of payments in installments, 50% of the purchase price will be paid on the date of exercise and on such date the optionee will execute and deliver to the Company the optionee's promissory note making the optionee personally liable to pay the balance of the purchase price in two installments on the first and second anniversaries of the date of exercise. The promissory note will bear interest at a rate determined by the Management Development Committee and will be secured by a pledge of the Common Stock being purchased.

         Generally, if the employment by the Company of any optionee who is an Employee (as defined in the 1992 Plan) terminates for any reason, other than by death or total and permanent disability, any option which the optionee is entitled to exercise on the date of employment termination may be exercised by the optionee at any time on or before the earlier of the expiration date of the option or three months after the date of employment termination, but only to the extent of the accrued right to purchase at the date of such termination. In addition, the Management Development Committee has the discretionary power to extend the date to exercise beyond three months after the date of employment termination. If the employment of any optionee who is an Employee is terminated because of total and permanent disability, the option may be exercised by the optionee at any time on or before the earlier of the expiration date of the option or one year after the date of termination of employment, but only to the extent of the accrued right to purchase at the date of such termination. If any optionee dies while employed by the Company and, if at the date of death, the optionee is entitled to exercise an option, such option may be exercised by any person who acquires the option by bequest or inheritance or by reason of the death of the optionee, or by the executor or administrator of the estate of the optionee, at any time before the earlier of the expiration date of the option or one year after the date of death of the optionee, but only to the extent of the accrued right to purchase at the date of death.

         Certain option agreements issued to officers of the Company contain a provision accelerating the exercisability of options granted under the 1992 Plan in the event of employment termination under certain circumstances, including terminations of an officer's employment without cause. All agreements issued to date under the 1992 Plan contain provisions accelerating the exercisability of options granted under the 1992 Plan in the event of certain mergers and sales of all or substantially all of the assets of the Company.

         See "Further Information - Compensation of Directors and Executive Officers - Termination of Employment and Change of Control Arrangements" for a description of additional provisions applicable to the executive officers named in the Summary Compensation Table.

AMENDMENT OR TERMINATION

         The 1992 Plan may be suspended or terminated in its entirety at any time by the Board of Directors. In addition, the Board of Directors may suspend, terminate or amend the 1992 Plan at any time without the approval of shareholders; provided, however, that the approval of shareholders is required for any amendment which: (i) increases the total number of shares of stock which may be issued and sold under the 1992 Plan; (ii) decreases the minimum option price; (iii) alters the class of employees eligible for grants of options; (iv) increases the maximum term of options granted under the 1992 Plan; (v) reduces the period of time after the date of grant during which an employee must remain in the employ of the Company in order to exercise an option; (vi) increases the term of the 1992 Plan; (vii) withdraws the administration of the 1992 Plan from the Board of Directors; or (viii) otherwise materially increases the benefits accruing to participants under the 1992 Plan.

FEDERAL INCOME TAX CONSEQUENCES

         Incentive Stock Options. Under the Code as now in effect, at the time an ISO is granted or exercised, the optionee will not recognize income and the Company will not be entitled to any deduction. However, the difference between the exercise price and the fair market value of the purchased shares on the date of exercise is a tax preference item which may be subject to the federal alternative minimum tax in the year the ISO is exercised. The holder of an ISO generally will be accorded long-term capital gain or loss treatment on the disposition of Common Stock acquired by exercise of the option; provided that the disposition (i) occurs more than two years from the date of grant, and (ii) one year from the date of exercise. An optionee who disposes of shares acquired upon exercise of an ISO prior to the expiration of the foregoing holding periods recognizes ordinary income upon the disqualifying disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the date of disposition. Any appreciation between the date of exercise and date of disposition is taxed as long or short-term capital gain, depending upon the holding period of the shares. Payment of the exercise price by surrendering shares of Common Stock generally will not result in the recognition of a gain or loss on the shares surrendered. If an ISO is tendered by the retention by the Company of shares of Common Stock underlying the ISO, the optionee will recognize ordinary income in the year the option is exercised equal to the difference between the fair market value on the date of exercise of the Common Stock retained by the Company to satisfy the option price and the exercise price of the ISO. The optionee's basis for the newly acquired shares will be equal to the fair market value of the shares on the exercise date, and the optionee's holding period will begin on the day after the date of exercise. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation.

         Nonqualified Stock Options. Upon the exercise of a nonqualified option, an optionee will recognize ordinary income equal to the difference between the option price and the fair market value of the Common Stock at the time of exercise. When the optionee disposes of shares acquired by the exercise of an option, the amount received in excess of the fair market value on the date of exercise will be treated as long or short-term capital gain, depending on the holding period of the shares. Payment of the option price for shares of Common Stock by surrender of shares of Common Stock previously owned by the optionee will not give rise to a recognized gain on the shares surrendered. If a nonqualified option is exercised with payment by Common Stock, to the extent the number of new shares received upon the exercise of a nonqualified option exceeds the number of shares surrendered upon the exercise of such option, the fair market value of the additional shares on the date the option is exercised, reduced by the amount of any cash paid by the optionee upon the exercise of the option, will be taxable to the optionee as ordinary income in the year the option is exercised. The optionee's basis and holding period for the number of newly-acquired shares equal to the number of surrendered shares will carry over from the surrendered shares on a share-for-share basis. The optionee's basis in the remaining shares will equal the fair market value of the shares on the exercise date, and the optionee's holding period will begin on the day after the date on which the optionee's tax basis is determined. If the option price of a nonqualified option is tendered through the retention by the Company of shares of Common Stock underlying the nonqualified option, the optionee will recognize ordinary income in the year the option is exercised equal to the difference between the fair market value on the date of exercise of the Common Stock retained by the Company to satisfy the option price and the exercise price of such options. The optionee's basis for the newly acquired shares will be equal to the fair market value of the shares on the exercise date, and the optionee's holding period will begin on the day after the date of exercise. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation.

STOCK OPTIONS GRANTED UNDER THE 1992 PLAN

         The following table lists each person named in the Summary Compensation Table under "Further Information - Executive Compensation - Summary Compensation Table" below, all director nominees, all current executive officers as a group, all current directors (other than executive officers) as a group, each associate of the foregoing persons, each other person who received or is to receive at least five percent of the options under the 1992 Plan, and all current team members of the Company (other than executive officers) as a group, indicating the number and weighted average exercise price of options granted under the 1992 Plan to each of the foregoing, as of October 19, 2001. The table does not include options previously granted under the Company's 1983 Stock Option Plan, 1998 Stock Option Plan or Directors Stock Option Plan.


                                                                        OPTION SHARES       WEIGHTED
                                                                        GRANTED UNDER        AVERAGE
                     NAME AND PRINCIPAL POSITION                         1992 PLAN(1)     EXERCISE PRICE
                     ---------------------------                      -----------------   --------------
       Alfred A. Pease, President, Chief Executive Officer and
       Chairman of the Board, Director Nominee........                  430,000(2)        $       13.91
       John J. Garber, Vice President-- Finance and Chief  Financial
       Officer                                                           50,000(3)        $        4.37
       Harry T. Rittenour, Senior Vice President-- Production and
       Quality........................................                   82,000(4)        $       12.11
       Wilfred J. Corriveau, Senior Vice President-- Global Automotive
       Business Segment...............................                   50,000(5)        $        3.16
       All Current Executive Officers as a Group (4 Persons)            612,000           $       12.01
       All Current Directors (other than Executive Officers) as a
       Group (6 persons)..............................                        0           $           0
       David J. Beattie, Director Nominee.............                        0           $           0
       Kenneth R. Dabrowski, Director Nominee.........                        0           $           0
       Philip J. DeCocco, Director Nominee............                        0           $           0
       W. Richard Marz, Director Nominee..............                        0           $           0
       Robert S. Oswald, Director Nominee.............                        0           $           0
       Terryll R. Smith, Director Nominee.............                        0           $           0
       All Current Team Members (other than Executive Officers) as a
       Group..........................................                  334,665           $       16.32

----------
(1) All options are ISOs, except that 261,748, 28,916 and 63,773 shares held by Messrs. Pease, Rittenour, and certain other team members, respectively, are non-qualified options. The exercise price of all options is equal to 100% of the fair market value of the Common Stock on the date of grant.

(2)  Options for 200,000, 30,000, 25,000, 25,000 and 150,000 shares held by Mr.
     Pease, become exercisable in cumulative annual installments of 25% beginning February 14, 1997, November 1, 1998, January 1, 2000, September 3, 2000 and January 1, 2002, respectively, and expire on the earlier of February 13, 2006, October 31, 2007, December 31, 2008, September 2, 2009 and December 31, 2010, respectively, or, if earlier, one year after Mr. Pease's death or permanent disability or three months after Mr. Pease's termination of employment. As of October 19, 2001, Mr. Pease held unexercised options for 430,000 shares of Common Stock under the 1992 Plan, of which 247,500 options are exercisable.

(3) Options for 35,000, 5,000 and 10,000 shares held by Mr. Garber become exercisable in cumulative annual installments of 25% beginning March 1, 2000, September 3, 2000, and January 1, 2002, respectively, and expire on the earlier of February 28, 2009, September 2, 2009 and December 31, 2010, respectively, or, if earlier, one year after Mr. Garber's death or permanent disability or three months after Mr. Garber's termination of employment. As of October 19, 2001, Mr. Garber held unexercised options for 50,000 shares of Common Stock under the 1992 Plan, of which 20,000 are exercisable.

(4)  Options for 25,000, 12,000, 10,000, 10,000 and 25,000 shares held by Mr.
     Rittenour become exercisable in cumulative annual installments of 25% beginning January 1, 1998, September 1, 1999, September 3, 2000, June 1, 2001 and January 1, 2002, respectively, and expire on the earlier of December 31, 2006, August 31, 2008, September 2, 2009, May 31, 2010 and
     December 31, 2010, respectively, or, if earlier, one year after Mr.

     Rittenour's death or permanent disability or three months after Mr. Rittenour's termination of employment. As of October 19, 2001, Mr. Rittenour held unexercised options for 82,000 shares of Common Stock under the 1992 Plan, of which 41,500 are exercisable.

(5) Options for 50,000 shares held by Mr. Corriveau become exercisable in cumulative annual installments of 25% beginning October 2, 2001 and expire on the earlier of October 1, 2010, or, if earlier, one year after Mr. Corriveau's death or permanent disability or three months after Mr. Corriveau's termination of employment. As of October 19, 2001, Mr. Corriveau held unexercised options for 50,000 shares of Common Stock under the 1992 Plan, of which 12,500 are exercisable.

                               FURTHER INFORMATION

                               EXECUTIVE OFFICERS

    The officers listed below were appointed by the Board of Directors and serve in the capacities indicated. Executive officers are normally appointed annually by the Board of Directors and serve at the pleasure of the Board.


        NAME AND AGE                                         POSITION AND  PRINCIPAL OCCUPATIONS
        ------------                                         ------------  ---------------------
   Alfred A. Pease, 55...       President and Chief Executive Officer since February 1996. Mr. Pease's business experience is described under "Proposal 1-- Election of Directors."

   John J. Garber, 59....       Mr. Garber has been Vice President-- Finance and Chief Financial Officer of the Company since February 1999. Prior  to that, he was, from September 1991 to February 1999, the Chief Financial Officer of Newcor, Inc., whose principal business is the precision machining of components for the automotive, medium and heavy duty truck and agricultural industries.

   Harry T. Rittenour, 55       Mr. Rittenour has been Senior Vice President -- Production and Quality since
                                May 2001. Prior to that, he was Senior Vice President -- Industrial Businesses
                                Segment from May 2000 until May 2001 and Vice President -- Quality Assurance from January 1997 until May 2000. From 1993 to January 1997, Mr. Rittenour was the Branch Director, Office of the Chief of Naval Operations in Washington,
                                D.C.

   Wilfred J. Corriveau, 48     Mr. Corriveau has been Senior Vice President -- Global Automotive Business
                                Segment of the Company since September 2000. Prior to that, he was, from
                                February 1996 to September 2000, the Director of the Global Automotive
                                Business of Rockwell whose principal business is the manufacture of automation systems and services.



             SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

    The following table sets forth information with respect to beneficial ownership of the Common Stock by each person known by management of the Company to be the beneficial owner of more than five percent of its outstanding Common Stock. The number of shares reported is as of the dates indicated in the footnotes below. The percentage of class is based on 8,185,439 shares of Common Stock outstanding on October 19, 2001. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

                        NAME AND ADDRESS                                  AMOUNT AND NATURE OF    PERCENT
                       OF BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP   OF CLASS
                       -------------------                                --------------------   --------
     Dimensional Fund Advisors Inc.
       1299 Ocean Avenue, 11th Floor
       Santa Monica, California 90401......................                    645,400(1)           7.9

     Resource Management, Inc. more commonly known as Maxus
       Investment Group, Gelfand Maxus Asset Management Inc.,
       Frederick D. DiSanto, Denis J. Amato, and Richard A. Barone
       1301 E. Ninth Street, Suite 3600
       Cleveland, Ohio 44114...............................                    514,400(2)           6.3

     Royce & Associates, Inc., Royce Management Co. and
       Charles M. Royce
       1414 Avenue of the Americas
       New York, New York 10019............................                    704,400(3)           8.6

     T. Rowe Price Associates, Inc., T. Rowe Price Small-Cap
       Value Fund, Inc.
       100 E. Pratt Street
       Baltimore, Maryland 21202...........................                    651,600(4)           8.0

     Wellington Management Company, LLP and Wellington Trust
       Company, NA
       75 State Street
       Boston, Massachusetts 02109.........................                    634,700(5)           7.8

----------
(1) Based upon their statement on Schedule 13G dated and filed with the Securities and Exchange Commission on February 2, 2001, Dimensional Fund Advisors Inc. has sole power to vote and dispose of 645,400 shares of Common Stock. Further, based upon its statement on Schedule 13G, the shares of Common Stock are beneficially owned by investment companies, trusts and accounts which are advised by Dimensional Fund Advisors Inc. and none of which own more than 5% of the shares of Common Stock. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such shares of Common Stock.

(2) Based upon their statement on Schedule 13D dated on September 21, 1999 and filed with the Securities and Exchange Commission on September 23, 1999, Maxus Investment Group has sole power to vote and dispose of 69,000 shares of Common Stock, and shared power to vote and dispose of 445,400 shares of Common Stock with Gelfand Maxus Asset Management, Inc. and Richard A. Barone. In addition, Frederick D. DiSanto, Denis J. Amato and Richard A. Barone have the sole power to vote and dispose of 4,000, 4,000 and 61,000 shares of Common Stock, respectively. Further, based upon their statement on
    Schedule 13D, 445,400 of the shares are beneficially owned by investment clients of Gelfand Maxus Asset Management, Inc.

(3) Based upon their statement on Schedule 13G dated and filed with the Securities and Exchange Commission on February 5, 2001, Royce & Associates, Inc. ("Royce") has sole power to vote and dispose of 701,700 shares of Common Stock and Royce Management Company ("RMC") has sole power to vote and dispose of 2,700 shares of Common Stock. Further, based upon their statement on Schedule 13G, Charles M. Royce may be deemed to be a controlling person of Royce and RMC, and as such may be deemed to beneficially own the shares of Common Stock beneficially owned by Royce and RMC.

(4) Based upon their statement on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001 and dated February 14, 2001, T. Rowe Price Associates, Inc. has sole power to dispose of 651,600 shares of Common Stock, and T. Rowe Price Small-Cap Value Fund, Inc. has sole power to vote, 650,000 shares of Common Stock.

(5) Based upon its statement on Schedule 13G dated February 14, 2001 and filed with the Securities and Exchange Commission on February 13, 2001, Wellington Management Company, LLP has shared power to vote 524,700 shares and shared power to dispose of 634,700 shares of Common Stock. Further, based upon its statement on

    Schedule 13G, virtually all of Wellington Management Company's accounts involve outside persons who have the right to receive or direct the receipt of dividends from, or the proceeds from the sale of, securities in such accounts with respect to the Common Stock. However, no such person's rights relate to more than five percent of the Common Stock.

BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information with respect to beneficial ownership of the Common Stock by each of the directors and director nominees, the persons named in the Summary Compensation Table and by all directors and executive officers as a group as of October 19, 2001, unless otherwise indicated. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

                  NAME AND ADDRESS                           AMOUNT AND NATURE
               OF BENEFICIAL OWNER(1)                     OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
               ----------------------                     -----------------------    ----------------
       David J. Beattie(2)(3)...............                      24,167                     *
       Kenneth R. Dabrowski(2)(4)...........                      40,179                     *
       Philip J. DeCocco(2)(5)..............                      33,427                     *
       W. Richard Marz(2)(6)................                      18,969                     *
       Robert S. Oswald(2)(7)...............                      48,846                     *
       Alfred A. Pease (2)(8)...............                     281,100                   3.3
       Terryll R. Smith (2)(9)..............                      25,667                     *
       John J. Garber(10)...................                      25,629                     *
       Harry T. Rittenour(11)...............                      41,500                     *
       Wilfred J. Corriveau(12).............                      12,500                     *
       Directors and executive officers as a group
         (10 persons)(13)...................                     551,984                   6.3

----------
    *  Less than 1% of class

    (1) To the best of the Company's knowledge, based on information reported by such directors and officers or contained in the Company's shareholder records. The address for Messrs. Beattie, Dabrowski, DeCocco, Marz, Oswald, Pease, Smith, Garber, Rittenour, and Corriveau is 47827 Halyard Drive, Plymouth, Michigan 48170.

    (2)  Serves as a member of the Board of Directors of the Company.

    (3) Represents options to purchase 24,167 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 19, 2001.

    (4) Includes options to purchase 16,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 19, 2001.

    (5) Includes options to purchase 25,667 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 19, 2001.

    (6) Includes options to purchase 15,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 19, 2001.

    (7) Includes options to purchase 25,667 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 19, 2001.

    (8) Includes options to purchase 255,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 19 2001.

    (9) Represents options to purchase 25,667 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 19, 2001.

    (10) Includes options to purchase 20,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 19, 2001.

    (11) Represents options to purchase 41,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 19, 2001.

    (12) Represents options to purchase 12,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 19, 2001.

    (13) Includes options to purchase 461,168 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 19, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during the Company's last fiscal year. All of these filing requirements were satisfied by the Company's officers, directors and ten percent shareholders. In making these statements, the Company has relied on the written representations of its directors, officers and ten percent shareholders and copies of the reports that have been filed with the Commission.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

    All of the members of the Board of Directors who are not employed by the Company (other than the Chairman of the Board) (the "Eligible Directors") will receive an annual retainer of $10,000, paid quarterly in the amount of $2,500. All Eligible Directors who serve on more than one committee of the Board of Directors shall receive $2,000 for each committee in excess of one on which he serves. All Eligible Directors receive $1,250 for each Board meeting attended. In addition, directors are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings. Directors are also eligible to participate in the Company's 1992 Stock Option Plan (the "1992 Plan").

    All Eligible Directors participate in the Directors Stock Option Plan (the "Directors Plan"). Any Eligible Director who is first elected or appointed after February 9, 1995 will receive an Option to purchase 15,000 shares of Common Stock on the date of his or her election or appointment ("Initial Option"). Each Eligible Director who was elected at the 1999 Annual Meeting received an Option to purchase 10,000 shares of Common Stock at an exercise price of $4.65 per share in lieu of the Annual Option. In addition, each Eligible Director who has been a director for six months before the date of each Annual Meeting of Shareholders held during the term of the Directors Plan automatically will be granted, as of the date of such Annual Meeting, an option to purchase an additional 3,000 shares of Common Stock (an "Annual Option"). The Directors Plan expires on February 9, 2005. The exercise price of options granted under the Directors Plan is the last reported sale price per share of the Company's Common Stock as quoted on The Nasdaq Stock Market Inc.'s National Market on the date of grant. Each option granted under the Directors Plan as an Initial Option becomes exercisable in full on the first anniversary of the date of grant. Options granted as Annual Options become exercisable in three annual increments of 33 1/3% of the shares subject to the option. The exercisability of such options is accelerated in the event of the occurrence of certain changes in control of the Company. All options granted under the Plan are exercisable for a period of ten years from the date of grant, unless earlier terminated due to the termination of the Eligible Director's service as a director of the Company.

    The Directors Plan also permits Eligible Directors to purchase shares of Common Stock through the Directors Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company ("Directors Stock Purchase Plan Option"). By December 31 of each year, a director must make his or her election to purchase shares of Common Stock in exchange for all or a portion of directors fees payable from December 1 of that year to December 1 of the next year.

     Directors fees are payable in cash on March 1, June 1, September 1 and December 1 of each year. On each of these dates, the Company will determine the number of shares of Common Stock each Director who has elected to participate in the Directors Stock Purchase Plan Option has earned on that date. This determination will be made by dividing all director's fees payable on each of those dates which the Director has elected to exchange for Common Stock, by the fair market value of the Common Stock on that date. Any portion of the director's fees payable on each of those dates which the Director has not elected to receive in Common Stock will be paid to the Director in cash. The fair market value of the Common Stock will be determined by using the average of the closing sales price of the Common Stock on The Nasdaq Stock Market, Inc.'s National Market for the five consecutive trading days on The Nasdaq's Stock Market, Inc.'s National Market immediately preceding the date of determination. The Company will issue share certificates for all shares of Common Stock purchased in a calendar year by December 15th of such year unless a director requests to receive his or her share certificate at any time during the year by sending written notice to the Company.

EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information as to compensation paid by the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal years June 30, 2001 and June 30, 2000, six-month transition period ended June 30, 1999 and fiscal year ended December 31, 1998 to
(i) the Company's Chief Executive Officer and (ii) the Company's executive officers at June 30, 2001 (other than the Chief Executive Officer) whose aggregate annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                   ANNUAL COMPENSATION                        AWARDS
                                ---------------------------------------------------------  -------------
        NAME AND                                                         OTHER ANNUAL                         ALL OTHER
   PRINCIPAL POSITION             YEAR      SALARY($)     BONUS($)     COMPENSATION($)(1)    OPTIONS(#)     COMPENSATION($)
------------------------        -------   -------------   --------     ------------------  -------------   ----------------
Alfred A. Pease.........         1998        230,000          0                0                  ---            6,800(3)
  President, Chief Executive     1999(2)     115,000          0                0               25,000            5,000(4)
  Officer and Chairman           2000        245,000        137,552            0               25,000            7,050(5)
  of the Board                   2001        260,000          0                0              150,000            8,250(6)

John J. Garber..........         1999(2)      60,615         15,000(7)         0               35,000              391(4)
  Vice President Finance and     2000        164,000         87,714            0                5,000            4,659(5)
  Chief Financial Officer(7)     2001        166,000          0                0               10,000            6,568(6)

Harry T. Rittenour......         2000        119,521         61,304            0               20,000            2,383(5)
 Senior Vice President           2001        140,000          0                0               25,000            2,183(6)
 Production and Quality(8)

 Wilfred J. Corriveau...         2001        145,909         20,000(9)         0               50,000            1,036(6)
  Senior Vice President
  Global Automotive
  Business Segment(9)

----------
    (1) Perquisites and other personal benefits were provided to all of the persons named in the Summary Compensation Table. Disclosure of such amounts is not required because such amounts were less than 10% of the total annual salary and bonuses reported for each of the respective individuals for each period presented.

    (2) The information reported for 1999 reflects the six-month transition period ended June 30, 1999.

    (3) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the fiscal year ended

         December 31, 1998 as follows: Mr. Pease $5,000; and (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended December 31, 1998 with respect to term life insurance for the benefit of the named executives as follows: Mr. Pease $1,800.

    (4) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the six-month transition period ended June 30, 1999 as follows: Mr. Pease $5,000; and (ii) the dollar value of any life insurance premiums paid by the Company in the six-month transition period ended June 30, 1999 with respect to term life insurance for the benefit of the named executives as follows: Mr. Garber $391.

    (5) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the fiscal year ended June 30, 2000 as follows: Mr. Pease $5,250; Mr. Garber $2,625; and Mr. Rittenour $1,200; and (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended June 30, 2000 with respect to term life insurance for the benefit of the named executives as follows:
         Mr. Pease $1,800; Mr. Garber $2,034; and Mr. Rittenour $1,183.

    (6) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the fiscal year ended June 30, 2001 as follows: Mr. Pease $5,250; Mr. Garber $4,375; Mr. Rittenour $1,000; and Mr. Corriveau $583; and (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended June 30, 2001 with respect to term life insurance for the benefit of the named executives as follows: Mr. Pease $3,000; Mr. Garber $2,193; Mr. Rittenour $1,183; and Mr. Corriveau $453.

    (7) Mr. Garber received a signing bonus when he became Vice President -- Finance and Chief Financial Officer in February 1999.

    (8) Mr. Rittenour became Senior Vice President-- Production and Quality in May 2001.

    (9) Mr. Corriveau received a signing bonus of up to $60,000, payable $20,000 at hire date and remainder at next two employment anniversary dates when he became Senior Vice President -- Global Automotive Business Unit in August 2000.

GRANTS OF OPTIONS

    The following tables set forth certain information concerning individual grants of stock options to each of the persons named in the Summary Compensation Table made during the fiscal year ended June 30, 2001. All grants described in the following tables were made under the Company's 1992 Stock Option Plan and contain the Option Acceleration Provision (as defined under "Further Information -- Compensation of Directors and Officers -- Executive Officers -- Termination of Employment and Change of Control Arrangements").

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                   INDIVIDUAL GRANTS                                           VALUE AT ASSUMED
                        --------------------------------------                               ANNUAL RATES OF STOCK
                             NUMBER OF      PERCENT OF TOTAL                                PRICE APPRECIATION FOR
                            SECURITIES     OPTIONS GRANTED TO    EXERCISE OR                    OPTION TERM(3)
                         UNDERLYING OPTION    EMPLOYEES IN       BASE PRICE   EXPIRATION  ----------------------------
       NAME                 GRANTED (#)      FISCAL YEAR(1)        ($/SH)       DATE(2)       5%($)          10%($)
-----------------       ------------------ -------------------  ------------- ----------  ------------   -------------
Alfred A. Pease..            150,000(4)           49.92           1.53          1/1/11      144,281        365,608
John J. Garber...             10,000(5)            3.33           1.53          1/1/11        9,619         24,374
Harry T. Rittenour            25,000(6)            8.32           1.53          1/1/11       24,047         60,935
Wilfred J. Corriveau          50,000(7)           16.64           3.16         10/1/10      132,149        303,955

----------

(1) Options to purchase a total of 300,500 shares of Common Stock were granted to team members in the fiscal year ended June 30, 2001.

(2) Options expire on the date indicated, or, if earlier, one year after the optionee's death or permanent disability or three months after the optionee's termination of employment.

(3) Represents the value of such options at the end of its ten year term (without discounting to present value) assuming the market prices of the Common Stock appreciates from the grant date at an annually compounded rate of 5% or 10%. These amounts represent rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on the future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) Consists of 27,534 nonqualified options and 122,466 incentive stock options. Nonqualified options become exercisable in two installments of 13,767 shares of Common Stock on January 2, 2002. The Incentive Stock Options become exercisable in four annual installments of 23,733, 23,733, 37,500 and 37,500 shares of Common Stock beginning on January 2, 2004.

(5) Consists of 10,000 incentive stock options. The Incentive Stock Options become exercisable in four annual installments of 2,500 shares of Common Stock beginning January 2, 2002.

(6) Consists of 25,000 incentive stock options. The Incentive Stock Options become exercisable in four annual installments of 6,250 shares of Common Stock beginning January 2, 2002.

(7) Consists of 50,000 incentive stock options. The Incentive Stock Options become exercisable in four annual installments of 12,500 shares of Common Stock beginning October 1, 2001.

EXERCISE AND VALUE OF OPTIONS

    The following tables set forth certain information concerning exercises of stock options during the fiscal year ended June 30, 2001 by each of the persons named in the Summary Compensation Table and the number of and the value of unexercised stock options held by such persons as of June 30, 2001 on an aggregated basis.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                           SHARES                        FISCAL YEAR-END(#)             FISCAL YEAR-END($)(1)
                         ACQUIRED ON       VALUE      ----------------------------    ---------------------------
       NAME              EXERCISE(#)  REALIZED($)(2)  EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-----------------       ------------  --------------  -----------    -------------    -----------   -------------
Alfred A. Pease..             0             0          241,250         188,750            0              0
John J. Garber...             0             0           18,750          31,250            0              0
Harry T. Rittenour            0             0           36,000          46,000            0              0
Wilfred J. Corriveau          0             0             0             50,000            0              0

----------

(1) Represents the total gain which would have been realized if all such options had been exercised on June 30, 2001.

(2) Represents the fair market value of the shares of Common Stock relating to exercised options, as of the date of exercise, less the exercise price of such options.

EMPLOYMENT AGREEMENTS

Mr. Pease serves in his present capacity pursuant to the terms of an employment agreement. Mr. Pease's agreement provides for an annual base salary of $200,000, subject to increase at the discretion of the Management Development Committee, benefits comparable to the Company's other executive officers, including life, disability and health insurance and the use of a Company leased automobile and an annual performance bonus target level of 60% of his base salary. Mr. Pease's base salary for fiscal year 2002 is $260,000 and he will receive reimbursement of reasonable monthly club dues. In addition, such agreement provides for the reimbursement of temporary housing, travel and relocation expenses incurred by Mr. Pease, including moving expenses, real estate brokerage commissions and certain closing and loan costs associated with the sale of Mr. Pease's prior residence and purchase of a new residence in the state of Michigan and certain incidental expenses related to the relocation, plus a payment equal to the income taxes payable by Mr. Pease as a result of the receipt of such reimbursements and tax payment. In the event Mr. Pease's employment is terminated without cause, his salary and benefits will continue for twelve months and he will earn a pro rata portion of any bonus that would have been earned in the year of the termination.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

    Payments due to Mr. Pease upon termination of his employment with the Company are described above under "Further Information -- Compensation of Directors and Executive Officers -- Executive Officers -- Employment Agreements."

    Agreements relating to stock options granted under the 1992 Plan to each of the executive officers named in the Summary Compensation Table, as well as certain other officers of the Company, also provide that such options become immediately exercisable in the event that the optionee's employment is terminated without cause, or there is a diminishment of the optionee's responsibilities, following a Change of Control of the Company or, if, in the event of a Change of Control, such options are not assumed by the person surviving the Change of Control or purchasing the assets in the Change of Control. A "Change of Control" is generally defined as a merger of the Company in which the Company is not the survivor, certain share exchange transactions, the sale or transfer of all or substantially all of the assets of the Company, or any person or group of persons (as defined by Section 13(d) the Securities Exchange Act of 1934, as amended) acquires more than 50% of the Common Stock ("Option Acceleration Provision").

                      REPORT OF THE MANAGEMENT DEVELOPMENT,
                     COMPENSATION AND STOCK OPTION COMMITTEE

    The Management Development, Compensation and Stock Option Committee of the Board of Directors ("Management Development Committee") is responsible for the planning, review and administration of the Company's executive compensation program and the Company's stock-based executive compensation programs, including the 1992 Stock Option Plan. During the fiscal year ended June 30, 2001, all members of this Committee were non-employee directors of the Company.

    The Company's objective is to provide a superior return to its shareholders. To support this objective, the Company believes it must attract, retain and motivate top quality executive talent. The Company's executive compensation program is a critical tool in this process.

    The Company's executive compensation program has been designed to link executive compensation to Company performance through at-risk compensation opportunities, providing significant reward to executives who contribute to the Company's success. The Company's executive compensation program consists of base salary, annual cash profit sharing incentive opportunities and long-term incentives represented by stock options.

    The base salary, annual cash profit sharing incentive opportunity, stock option and other compensation terms of new executive officers are established based upon each executive's qualifications, position and level of responsibility as compared with the Company's other executives.

BASE SALARY

    The Management Development Committee recognizes the importance of a competitive compensation structure in retaining and attracting valuable senior executives. Executive salary levels are reviewed and established annually. The salaries received by the Company's executives generally reflect their levels of responsibility, the profitability of the Company and other factors, such as assessments of individual performance.

    Because of the Company's financial performance in fiscal year 2001, the Management Development Committee did not increase the base salary of Alfred A. Pease, Chairman of the Board, President and Chief Executive Officer of the Company, or any other executive officer of the Company, for the year 2001.

    During fiscal year 2001, the Company promoted R. Kent Gilbert to the position of Vice President of Engineering. Mr. Gilbert received an aggregate 24% increase in base salary during fiscal year 2001 as a result of this promotion. The Company hired Wilfred J. Corriveau as Vice President - Global Automotive Segment during fiscal year 2001. His base salary was established based upon his extensive experience.

ANNUAL PROFIT SHARING

    The Company's executive officers are eligible for annual cash profit sharing incentive opportunities. Generally, at the beginning of each year, the Management Development Committee develops a profit sharing plan applicable to all executives of the Company, including the Chief Executive Officer of the Company. The Company determined not to implement an annual profit sharing plan for fiscal year 2001 due to the decline in revenue experienced by the Company early in the year. In addition, because of the size of the loss experienced by the Company in fiscal year 2001, no discretionary bonuses were paid to Mr. Pease or the other executive officers for the year.

STOCK OPTIONS

    Stock option grants have historically been utilized by the Company as part of its compensation program for all levels of team members, including the Company's executives. The Company's stock option program permits team members to buy a specific number of shares of Common Stock, in the future, at the fair market value of such shares on the date the option is granted. Since stock options gain value only if the price of the Common Stock increases above the option exercise price, this use of stock option grants reflects the Company's philosophy of linking compensation to performance. In addition, the Committee believes that stock option grants to team members help to provide an incentive for their continued employment and otherwise more closely align their interests with those of the Company and its shareholders. The Company also utilizes stock options as part of its standard compensation package developed to attract highly qualified employment candidates to the Company.

    Mr. Pease was granted options under the 1992 Stock Option Plan to purchase 150,000 shares of Common Stock in fiscal year 2001. The grant reflected the Management Development Committee's evaluation of Mr. Pease's performance in fiscal year 2000 and its decision not to increase his base salary in fiscal year 2001. In addition, in determining the number of option shares granted to Mr. Pease, the Committee took into consideration that 230,000 of Mr. Pease's option shares, constituting over 80% of Mr. Pease's stock options, had an exercise price in excess of $20.00 per share. The Committee was concerned that Mr. Pease's existing stock options did not provide him with the appropriate level of long-term compensation incentive. Further, the Committee believed that an additional option grant at the 150,000 share level was appropriate to more closely align the interests of Mr. Pease with those of the Company and it shareholders.

    In fiscal year 2001, the Management Development Committee also granted options to purchase shares of Common Stock under the 1992 Stock Option Plan to the executive officers of the Company. The Company's executive officers each received grants of options to purchase either 10,000 or 25,000 shares of Common Stock. The grants reflected, in part, the Committee's decision not to increase the base salaries of the executive officers of the Company. Grants at the higher level were made to executive officers who had a significant portion of their options with exercise prices in excess of $25.00 per share in order to increase their long-term compensation incentives and more closely align their interests with those of the Company and its shareholders.

    Mr. Gilbert received grants of options to purchase an aggregate of 25,000 shares of Common Stock in fiscal year 2001 as a result of his promotion to an executive officer position and the assumption of increased responsibilities. During fiscal year 2001, Mr. Corriveau received a grant of options to purchase 50,000 shares of Common Stock upon his being hired by the Company.

    Options granted to Mr. Pease and the other executive officers in fiscal year 2001 become exercisable in four equal annual installments, beginning one year from their date of grant, at an exercise price equal to the fair market value of the Common Stock on the date of the grant, which varied between $1.53 and $3.16 per share, depending on the date of grant.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Board of Directors of the Company has reviewed the provisions of the Internal Revenue Code and related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to any of the five most highly compensated executive officers at the end of the fiscal year to the extent such compensation exceeds $1,000,000 in any year.

    The Board of Directors of the Company has established certain restrictions on the granting of options under the Company's 1992 Stock Option Plan so that compensation realized in connection with the exercise of options granted under such plan would be exempt from the restrictions on deductibility described above. The 1992 Stock Option Plan restricts to 200,000 the number of shares of Common Stock that may be subject to options granted to any salaried employee in any fiscal year. It is important to note that while this restriction allows the Management Development Committee continuing discretion in establishing executive officer compensation, it does limit such discretion by restricting the size of option awards which the Management Development Committee may grant to any single individual. The permitted size of the option awards to a single individual was established based on the Committee's determination of the maximum number of option shares which would be required to be granted in any fiscal year to retain or attract a chief executive officer of the Company.

    The Board of Directors does not believe that other components of the Company's compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility, and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. The Board of Directors will continue to evaluate the advisability of qualifying future executive compensation programs for deductibility under the Internal Revenue Code.

Dated: September 30, 2001
MANAGEMENT DEVELOPMENT,
COMPENSATION AND STOCK OPTION
COMMITTEE at June 30, 2001

Philip J. DeCocco, Chairman
David J. Beattie
W. Richard Marz

                          STOCK PRICE PERFORMANCE GRAPH

    Set forth below is a graph comparing the cumulative total return on the Common Stock from June 30, 1996, through June 30, 2001 with an index consisting of returns from a peer group of companies, consisting of Cognex Corp., Cyberoptics Corporation, Integral Vision, Inc. (formerly Medar, Inc.), PPT Vision, Inc. (formerly Pattern Processing Technology) and Robotic Vision Systems Inc. (the "Peer Group Index") and The Nasdaq Stock Market Composite Index (the "Nasdaq Composite Index"). The returns of each company in the Peer Group Index have been weighted according to their respective stock market capitalization. The graph assumes that the value of the investment in the Company's Common Stock, the Peer Group Index and the Nasdaq Composite Index was $100 on June 30, 1996 and that all dividends were reinvested.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
         PERCEPTRON, INC., THE PEER GROUP AND THE NASDAQ COMPOSITE INDEX

         [COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN GRAPH OMITTED]

                                                        CUMULATIVE TOTAL RETURN
                                                        -----------------------
                                  6/30/96     6/30/97     6/30/98     6/30/99     6/30/00      6/30/01
      Perceptron, Inc.              100        74          33          13           9            4
      Peer Group                    100       122          80         121          238          119
      NASDAQ Composite              100       122         160         230          340          183


    The graph displayed above is presented in accordance with Securities and Exchange Commission requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. The graph in no way reflects the Company's forecast of future financial performance.

                             INDEPENDENT ACCOUNTANTS

GENERAL

    The accounting firm of PricewaterhouseCoopers LLP ("PWC") has been appointed by the Board of Directors to audit the consolidated financial statements for the Company for the fiscal year ended June 30, 2002. Representatives of PWC are expected to be at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at such meeting if they desire to do so.

FEES PAID TO INDEPENDENT AUDITORS

    AUDIT FEES. PWC billed the Company a total of $44,734 for professional services in connection with the audit of the fiscal year 2001 consolidated financial statements.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. PWC did not bill the Company for operating, designing or supervising the Company's computer, financial or information systems during fiscal year 2001.

    ALL OTHER FEES. PWC billed the Company a total of $119,499 for other services rendered during fiscal year 2001. Primarily all of these were for tax consultative services.

    The Audit Committee of the Board of Directors does not consider the provision of the services described above by PWC to be incompatible with the maintenance of PWC's independence.

                PROPOSALS BY SHAREHOLDERS FOR 2002 ANNUAL MEETING

    Shareholder proposals intended to be presented at the 2002 annual meeting which are eligible for inclusion in the Company's proxy statement for that meeting under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Secretary of the Company at 47827 Halyard Drive, Plymouth, Michigan 48170, no later than July 1, 2002 in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proposals be submitted by certified mail, return receipt requested.

     Shareholder proposals intended to be presented at the 2002 annual meeting which are not eligible for inclusion in the Company's proxy statement for that meeting under Rule 14a-8 are considered untimely under Rule 14a-5 promulgated under the Exchange Act unless received by the Secretary of the Company at the Company's offices no later than September 14, 2002 and the Company expects the persons named as proxies for the 2002 annual meeting to use their discretionary voting authority with respect to any proposal considered untimely at the 2002 annual meeting.

                                  OTHER MATTERS

    At the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                          By order of the Board of Directors,

                                          /s/ THOMAS S. VAUGHN

                                          Thomas S. Vaughn, Secretary
Plymouth, Michigan
October 29, 2001

                                   APPENDIX A


                                PERCEPTRON, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

         Organization

         There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be comprised of, and the Company shall certify that it has and will continue to have, at least three outside Directors who are independent as defined in the Nasdaq Stock Market marketplace rules (the "Nasdaq Rules") of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, may interfere with their exercise of independent judgment as a Committee member, except as otherwise permitted by the Nasdaq Rules. Members of the Audit Committee shall be appointed annually by the Board of Directors at its annual meeting or as necessary to fill vacancies in the interim. The Board may designate one of the Audit Committee members as chairperson. Each Audit Committee member shall be able to read and understand the Company's financial statements or will become able to do so in a reasonable period of time after his or her appointment to the Audit Committee and at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         Responsibilities and Processes

         The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Corporate management is responsible for preparing the Company's financial statements, and the independent auditor is responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. In discharging its role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

         The following list sets forth the principal responsibilities of the Audit Committee, which the Audit Committee may supplement from time to time as appropriate:

         Review of Independent Auditor

         1. Recommend annually to the Board of Directors the selection of the public accounting firm who shall be the Company's independent auditor. The Board of Directors shall have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The independent auditor shall be ultimately accountable to the Audit Committee and the Board of Directors as representatives of the Shareholders.

         2. Consider the independence of auditors, including evaluating whether non-audit services performed by the independent auditor impairs the independence of the independent auditor, and take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the auditors. The independent auditor shall submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company. The Audit Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

         Review of Annual Audit

         3. Review and discuss with the Company's independent auditor, at a time when the annual audit plan is being developed, its scope, purpose and procedures to be utilized.

         4. Review and discuss with corporate management and the independent auditor the audited financial statements and the proposed footnotes to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K). Also, the Audit Committee shall discuss matters required to be communicated to the Audit Committee by the independent auditor under generally accepted auditing standards including but not limited to (i) review of analysis prepared by corporate management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the financial statements and (ii) review of major changes to the Company's accounting principles and practices.

         5. Review with the independent auditor, upon completion of the annual audit, its experience, any restrictions on its work, cooperation received, its findings and its recommendations.

         6. Review with corporate management and the independent auditor the Company's internal controls. Review annually the programs that the Company has instituted to correct any control deficiencies noted by the independent auditor in its annual review.

         Reporting

         7. Report annually to the Board of Directors whether, based on the review and discussions noted above, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission (the "SEC").

         8. Report annually to the Board of Directors, as well as on any other occasion it deems appropriate, concerning the activities of the Audit Committee.

         9. Prepare a Report of the Audit Committee, in accordance with applicable SEC rules, for inclusion in the Company's Annual Meeting Proxy Statements mailed on or after December 15, 2000.

         Annual Assessment of Charter

         10. Review and reassess annually the adequacy of the Audit Committee's charter.

                                PERCEPTRON, INC.
      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PERCEPTRON, INC.

         The undersigned shareholder hereby appoints ALFRED A. PEASE, JOHN J. GARBER and THOMAS S. VAUGHN, or any one of them, the attorney and proxies of the undersigned, with power of substitution, to vote all shares of common stock of Perceptron, Inc. standing in the name of the undersigned at the close of business on October 19, 2001 at the Annual Meeting of Shareholders of the Company to be held on Friday, December 7, 2001 at 9:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there present.

         The shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Proxy Statement dated October 29, 2001. Proxies will be voted as instructed.

         IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS (INCLUDING THE ELECTION OF ANY PERSON FOR THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE OR, FOR GOOD CAUSE, WILL NOT SERVE), AND FOR THE AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN.

         DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT AND NOTICE OF SAID MEETING, BOTH DATED OCTOBER 29, 2001.

                         (TO BE SIGNED ON REVERSE SIDE)


                                                                   ------------
                                                                 | SEE REVERSE |
                                                                 |    SIDE     |
                                                                   ------------



Please mark your
vote as in this
example

                                                                                                               FOR  AGAINST  ABSTAIN

                                                                          2. APPROVAL OF AN AMENDMENT TO THE
                                       WITHHELD                              1992 STOCK OPTION PLAN
                         FOR           from all                              To approve an amendment to the
                     all nominees    all nominees                            Perceptron, Inc. 1992 Stock Option
1. ELECTION OF                                   Nominees:                   Plan, as described in the Notice of
   DIRECTORS                                          David J. Beattie       Annual Meeting of Shareholders and
   Election of                                        Kenneth R. Dabrowski   Proxy Statement dated October 29,
   Directors to hold                                  Philip J. DeCocco      2001.
   Office until the Annual Meeting of                 W. Richard Marz
   Shareholders in 2002.                              Robert S. Oswald
For, except vote withheld from the                    Alfred A. Pease
 following nominee(s):                                Terryll R. Smith
______________________________________
(INSTRUCTION: To withhold authority to
 vote for any Nominee, write that
 nominee's name in the space provided.)
                                                                             BROKERS EXECUTING PROXIES SHOULD
                                                                             INDICATE THE NUMBER OF SHARES WITH
                                                                             RESPECT TO WHICH AUTHORITY IS CONFERRED
                                                                             BY THIS PROXY IF LESS THAN ALL SHARES
                                                                             HELD AS NOMINEES ARE TO BE VOTED.

                                                                             PLEASE EXECUTE AND RETURN THIS PROXY IN
                                                                             THE ENCLOSED ENVELOPE PROMPTLY.


Signature________________________________ Signature______________________________________ Dated:____________________________, 2001
NOTE: Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.
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